Exhibit 4.3

BROOKFIELD ASSET MANAGEMENT INC.

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BROOKFIELD INFRASTRUCTURE GROUP L.P.

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BROOKFIELD INFRASTRUCTURE GROUP CORPORATION

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BROOKFIELD ASSET MANAGEMENT (BARBADOS) INC.

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BROOKFIELD GLOBAL INFRASTRUCTURE ADVISOR LIMITED

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BROOKFIELD INFRASTRUCTURE GROUP (AUSTRALIA) PTY LIMITED

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BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

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BROOKFIELD INFRASTRUCTURE L.P.

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BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

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BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

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BIP BERMUDA HOLDINGS I LIMITED

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BIP BERMUDA HOLDINGS V LIMITED

AMENDED AND RESTATED RELATIONSHIP AGREEMENT

March 28, 2014

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION		5
1.1	Definitions	5
1.2	Headings and Table of Contents	7
1.3	Gender and Number	7
1.4	Invalidity of Provisions	7
1.5	Entire Agreement	7
1.6	Waiver, Amendment	8
1.7	Governing Law	8

ARTICLE 2
INFRASTRUCTURE ACQUISITIONS		8
2.1	Primary Vehicle	8
2.2	Excluded Assets	8
2.3	Co-investments with BAM; Joint Ventures, Consortium Arrangements	9
2.4	No Exclusivity and Limitations on Acquisition Opportunities	9

ARTICLE 3
VOTING		11
3.1	Voting at the Direction of the Holding Entities	11
3.2	Slate of Nominees and General Guidelines	12
3.3	Directing Entities	12

ARTICLE 4
REPRESENTATIONS AND WARRANTIES		12
4.1	Representations and Warranties of BAM and the Service Providers	12
4.2	Representations and Warranties of the Holding Entities, the BIP Partnership and the Infrastructure Partnership	13

ARTICLE 5
TERMINATION		13
5.1	Term	13
5.2	Termination	13

ARTICLE 6
LIMITATION OF LIABILITY		14
6.1	No Liability	14
6.2	Maximum Liability	14
6.3	Survival	14

ARTICLE 7
GENERAL PROVISIONS		14
7.1	Limited Liability of Limited Partners of the BIP Partnership and Infrastructure Partnership	14
7.2	Assignment	14
7.3	Enurement	15
7.4	Notices	15
7.5	Further Assurances	18

7.6	Counterparts	18
7.7	Other Holding Entities	18

ii

AMENDED AND RESTATED RELATIONSHIP AGREEMENT

THIS AGREEMENT made as of the 28th day of March, 2014.

B E T W E E N:

BROOKFIELD ASSET MANAGEMENT INC. (“BAM”), a corporation existing under the laws of the Province of Ontario

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BROOKFIELD INFRASTRUCTURE GROUP L.P. (the “Canadian Service Provider”), a limited partnership existing under the laws of Manitoba

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BROOKFIELD INFRASTRUCTURE GROUP CORPORATION (the “US Service Provider”), a corporation existing under the laws of the State of Delaware

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BROOKFIELD GLOBAL INFRASTRUCTURE ADVISOR LIMITED (the “UK Service Provider”), a company existing under the laws of England

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BROOKFIELD INFRASTRUCTURE GROUP (AUSTRALIA) PTY LIMITED (the “Australian Service Provider”), a company existing under the laws of Australia

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BROOKFIELD ASSET MANAGEMENT (BARBADOS) INC. (the “International Service Provider”), a corporation existing under the laws of Barbados

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BROOKFIELD INFRASTRUCTURE PARTNERS L.P. (the “BIP Partnership”), a limited partnership existing under the laws of Bermuda

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BROOKFIELD INFRASTRUCTURE L.P. (the “Infrastructure Partnership”), a limited partnership existing under the laws of Bermuda

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BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC. (“CanHoldco”), a corporation existing under the laws of the Province of Ontario

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BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION (“US Holdco”), a corporation existing under the laws of the State of Delaware

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BIP BERMUDA HOLDINGS I LIMITED (“BIP Bermuda I”), an exempted company existing under the laws of Bermuda

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BIP BERMUDA HOLDINGS V LIMITED (“BIP Bermuda V”), an exempted company existing under the laws of Bermuda

RECITALS:

A.                                    Members of the BIP Group (as defined below) directly or indirectly hold interests in infrastructure operations (all such operations, from time to time, being called the “Infrastructure Operations”);

B.                                    members of the BIP Group and members of the BAM Group (as defined below) have entered into a number of agreements and arrangements in order to enable the BIP Group to be established and to directly or indirectly hold interests in, or operate the Infrastructure Operations;

C.                                    the BIP Partnership, the Infrastructure Partnership, certain of the Service Providers, BAM and certain primary subsidiaries of the Infrastructure Partnership entered into a relationship agreement dated December 4, 2007 (the “Original Agreement”), which governed certain aspects of the relationship among them and other members of the BIP Group; and

D.                                    the BIP Partnership, the Infrastructure Partnership, the Service Providers, BAM and certain primary subsidiaries of the Infrastructure Partnership wish to amend and restate the Original Agreement to reflect changes to (i) the Service Providers, and (ii) the primary subsidiaries of the Infrastructure Partnership.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1                                                                               Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1                               “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.2                               “Agreement” means this Amended and Restated Relationship Agreement as the same may be amended from time to time, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof;

1.1.3                               “Australian Service Provider” has the meaning assigned thereto in the preamble;

1.1.4                               “BAM” has the meaning assigned thereto in the preamble;

1.1.5                               “BAM Group” means BAM, the Service Providers and any Affiliates of the foregoing, other than any member of the BIP Group;

1.1.6                               “BIP Bermuda I” has the meaning assigned thereto in the preamble;

1.1.7                               “BIP Bermuda V” has the meaning assigned thereto in the preamble;

1.1.8                               “BIP Group” means the BIP Partnership, the Infrastructure Partnership, the Holding Entities, the Operating Entities and any other direct or indirect Subsidiary of a Holding Entity;

1.1.9                               “BIP Partnership” has the meaning assigned thereto in the preamble;

1.1.10                        “Business Day” means any day, other than a Saturday, a Sunday or any legal holiday recognized as such by the government of any of Bermuda, Barbados or the Province of Ontario;

1.1.11                        “Canadian Service Provider” has the meaning assigned thereto in the preamble;

1.1.12                        “CanHoldco” has the meaning assigned thereto in the preamble;

1.1.13                        “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of a majority of the voting interests in B; and for certainty and without limitation, if A owns shares to which more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose;

1.1.14                        “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function;

1.1.15                        “Holding Entities” has the meaning assigned thereto in the Master Services Agreement;

1.1.16                        “Infrastructure Operations” has the meaning assigned thereto in the recitals;

1.1.17                        “Infrastructure Partnership” has the meaning assigned thereto in the preamble;

1.1.18                        “International Service Provider” has the meaning assigned thereto in the preamble;

1.1.19                        “Liabilities” means any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a regulatory authority or otherwise or in connection with the business, investments and activities in respect of or arising from this Agreement;

1.1.20                        “Master Services Agreement” means the master services agreement among certain members of the BAM Group, the BIP Partnership, the Infrastructure Partnership and others, dated as of December 4, 2007, as it may be amended or restated from time to time;

1.1.21                        “Operating Entities” has the meaning assigned thereto in the Master Services Agreement;

1.1.22                        “Original Agreement” has the meaning assigned thereto in the recitals;

1.1.23                        “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

1.1.24                        “Service Providers” has the meaning assigned thereto in the Master Services Agreement;

1.1.25                        “Service Recipient” has the meaning assigned thereto in the Master Services Agreement;

1.1.26                        “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.27                        “UK Service Provider” has the meaning assigned thereto in the preamble;

1.1.28                        “US Holdco” has the meaning assigned thereto in the preamble; and

1.1.29                        “US Service Provider” has the meaning assigned thereto in the preamble.

1.2                                                                               Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3                                                                               Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.4                                                                               Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.  The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5                                                                               Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.  There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement.  No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact.  Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6                                                                               Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.7                                                                               Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 2
INFRASTRUCTURE ACQUISITIONS

2.1                                                                               Primary Vehicle

Subject to the other terms in this Article 2, each of BAM and the Service Providers acknowledges and agrees that, during the term of this Agreement, the BIP Group will serve as the primary vehicle through which infrastructure related acquisitions will be made by BAM and its Affiliates on a global basis.

2.2                                                                               Excluded Assets

Each of the BIP Partnership, the Infrastructure Partnership and the Holding Entities acknowledges and agrees that Section 2.1 will not apply to any acquisitions of, and the BAM Group will not be obligated to provide the BIP Group with opportunities related to:

2.2.1                               real estate or renewable power assets in any geographic area; or

2.2.2                               timberland assets in (i) the Provinces of Ontario, Quebec, New Brunswick, Nova Scotia, Newfoundland or Prince Edward Island in Canada, or (ii) the States of Connecticut, Maine, New Jersey, New Hampshire, Vermont, New York, Pennsylvania, Rhode Island or Massachusetts in the United States.

2.3                                                                               Co-investments with BAM; Joint Ventures, Consortium Arrangements

2.3.1                               Subject to Section 2.3.2, the parties acknowledge and agree that an integral part of the BIP Group’s strategy is to participate with institutional investors in BAM sponsored or co-sponsored consortiums for single asset acquisitions and as a partner in or alongside BAM sponsored or co-sponsored partnerships that target acquisitions that suit the profile of the BIP Group and that nothing herein is intended to limit the BAM Group from taking any actions or entering into any arrangements in connection therewith.

2.3.2                               Subject to Sections 2.2 and 2.4, each of BAM and the Service Providers agrees that it will not and it will cause other members of the BAM Group not to sponsor any arrangement of the type contemplated by Section 2.3.1 in the infrastructure sector that is suitable for the BIP Group without also providing an appropriate member of the BIP Group with an opportunity to participate in such arrangement. The parties acknowledge and agree that this commitment by the BAM Group and the BIP Group’s ability to take advantage of the opportunities set out in the foregoing sentence will be subject to a number of inherent limitations including those set out in Section 2.4.

2.4                                                                               No Exclusivity and Limitations on Acquisition Opportunities

2.4.1                               Each of the BIP Partnership, the Infrastructure Partnership and the Holding Entities acknowledges and agrees that:

2.4.1.1                              the BIP Group will not serve as the exclusive vehicle through which infrastructure related acquisitions will be made by the BAM Group on a global basis, no member of the BAM Group has any obligation to source acquisition opportunities for any member of the BIP Group, nor has any member of the BAM Group agreed to commit to any member of the BIP Group any minimum level of dedicated resources for the pursuit of infrastructure related acquisitions;

2.4.1.2                              subject to providing the BIP Group with the opportunity to participate on the basis described in Section 2.3 above, (i) all members of the BAM Group are able to pursue other business activities and provide services to third parties that compete directly or indirectly with the BIP Group; (ii) members of the BAM Group have established or advise, and may continue to establish or advise, other entities that rely on the diligence, skill and business contacts of the BAM Group’s professionals and the information and acquisition opportunities they generate during the normal course of their activities; (iii) some of these other entities may have objectives that overlap with the BIP Group’s objectives or may acquire infrastructure assets or businesses that could be considered appropriate acquisitions for the BIP Group; and (iv) members of the BAM Group may have greater financial incentives to assist those other entities over the BIP Group;

2.4.1.3                              the BIP Group may not have access to all infrastructure acquisitions identified by the BAM Group;

2.4.1.4                              the BIP Group’s ability to grow will depend on the BAM Group’s ability to identify and present the BIP Group with acquisition opportunities;

2.4.1.5                     there are a number of factors which could materially and adversely impact the extent to which suitable acquisition opportunities are made available to the BIP Group by the BAM Group, including:

2.4.1.5.1                    there is no accepted industry standard for what constitutes infrastructure;

2.4.1.5.2                    members of the BAM Group may consider certain assets or operations that have both real-estate related characteristics and infrastructure related characteristics to be real estate and not infrastructure;

2.4.1.5.3                    it is an integral part of the BAM Group’s (and the BIP Group’s) strategy to pursue infrastructure acquisitions through consortium arrangements with institutional investors, strategic partners or financial sponsors and to form partnerships to pursue such acquisitions on a specialized or global basis, and, notwithstanding Sections 2.1 and 2.3, there is no minimum level of participation to which the BIP Group is entitled;

2.4.1.5.4                    the same professionals within the BAM Group’s organization that are involved in acquisitions that are suitable for the BIP Group are responsible for the consortiums and partnerships referred to in the immediately foregoing paragraph, as well as having other responsibilities within the BAM Group’s broader asset management business, and the limits on the availability of such individuals will likewise result in a limitation on the availability of acquisition opportunities for the BIP Group;

2.4.1.5.5                    the BAM Group will only recommend acquisition opportunities that it believes, in its sole discretion, are suitable for the BIP Group.

2.4.1.5.6                    the focus of the BIP Group is on opportunities where an operations-oriented approach can be deployed to create value, and, accordingly, opportunities that do not involve an active role in influencing the underlying operating company or managing the underlying operations may not be suitable for the BIP Group, even though they may be attractive from a purely financial perspective, and legal, regulatory, tax and other commercial considerations will likewise be an important consideration in determining whether an opportunity is suitable and will limit the BIP Group’s ability to participate in these more passive investments and may limit the BIP Group’s ability to have more than 50% of its assets concentrated in a single jurisdiction;

2.4.1.5.7                    in addition to structural limitations, the question of whether a particular acquisition is suitable is highly subjective and is dependent on a number of factors including the BIP Group’s liquidity position at the time, the risk profile of the opportunity, its fit with the balance of the BIP Group’s then current operations and other factors; and

2.4.1.6                              if any Service Provider determines or any other member of the BAM Group determines that an opportunity is not suitable for the BIP Group, any member of the BAM Group may still pursue such opportunity on its own behalf, or on behalf of a BAM sponsored partnership or consortium and in making these determinations, the Service Providers or other members of the BAM Group may be influenced by factors that result in a mis-alignment or conflict of interest.

2.4.2                               For purposes of this Section 2.4, references to the BAM Group will include any director, officer, member, partner, shareholder or employee of any member of the BAM Group.

ARTICLE 3
VOTING

3.1                                                                               Voting at the Direction of the Holding Entities

BAM agrees that it will and it will cause any other member of the BAM Group to vote or otherwise exercise rights with respect to any Operating Entity that is held by entities over which it or any other member of the BAM Group has Control are voted or exercised as follows:

3.1.1                               in favour of the election of a director (or its equivalent) approved by the direct or indirect Subsidiary of the Holding Entity through which the BIP Group’s interest in such Operating Entity is held (the “Directing Entity”);

3.1.2                               withhold from voting for (or vote against, if applicable) the election of a director (or its equivalent) not approved by the Directing Entity; and

3.1.3                               in accordance with the direction of such Directing Entity with respect to the approval or rejection of the following matters relating to the applicable Operating Entity:

3.1.3.1                              any sale of all or substantially all of its assets;

3.1.3.2                              any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control;

3.1.3.3                              any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency;

3.1.3.4                              any issuance of shares, units or other securities, including debt securities; or

3.1.3.5                              any commitment or agreement to do any of the foregoing.

3.2                                                                               Slate of Nominees and General Guidelines

For purposes of Section 3.1, the applicable Directing Entity may maintain, from time to time, an approved slate of nominees or provide written direction to BAM with respect to the approval or rejection of any matter in the form of general guidelines, policies or procedures in which case no further approval or direction will be required. Any such general guidelines, policies or procedures may be modified by the relevant Directing Entity in its discretion.

3.3                                                                               Directing Entities

Each of the parties to this Agreement acknowledges and agrees that the Directing Entities will execute (and, if applicable, any party to this Agreement shall cause a Directing Entity to execute), upon request, a counterpart of this Agreement agreeing to be bound by the terms of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                                                                               Representations and Warranties of BAM and the Service Providers

Each of BAM and each of the Service Providers hereby represents and warrants to each of the BIP Partnership, the Infrastructure Partnership and the Holding Entities that:

4.1.1                               it (and, as applicable, its general partner) is validly organized and existing under the relevant laws governing its formation and existence;

4.1.2                               it (or, as applicable, its general partner on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

4.1.3                               it (or, as applicable, its general partner) has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

4.1.4                               the execution and delivery of this Agreement by it (or, as applicable, its general partner on its behalf) and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its (or, as applicable, its general partner’s) articles, by-laws, constituent documents or other organizational documents ;

4.1.5                               no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its general partner on its behalf) of this Agreement; and

4.1.6                               this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

4.2                                                                               Representations and Warranties of the Holding Entities, the BIP Partnership and the Infrastructure Partnership

Each of the Holding Entities, the BIP Partnership and the Infrastructure Partnership hereby represents and warrants to each of BAM and each of the Service Providers that:

4.2.1                               it (and, as applicable, its general partner) is validly organized and existing under the relevant laws governing its formation and existence;

4.2.2                               it (or, as applicable, its general partner on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

4.2.3                               it (or, as applicable, its general partner) has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

4.2.4                               the execution and delivery of this Agreement by it (or, as applicable, its general partner on its behalf) and the performance by it of its (or, as applicable, its general partner’s) obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

4.2.5                               no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its general partner on its behalf) of this Agreement; and

4.2.6                               this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to:  (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 5
TERMINATION

5.1                                                                               Term

This Agreement will continue in full force and effect until terminated in accordance with Section 5.2.

5.2                                                                               Termination

The rights and obligations of the parties to this Agreement will terminate and no longer be of any effect concurrently with the termination of the Master Services Agreement in accordance with the terms of the Master Services Agreement.

ARTICLE 6
LIMITATION OF LIABILITY

6.1                                                                               No Liability

Each of the BIP Partnership, the Infrastructure Partnership and the Holding Entities hereby agrees that no member of the BAM Group, nor any director, officer, agent, member, partner, shareholder or employee of any member of the BAM Group, will be liable to any member of the BIP Group or any Governing Body, member of any Governing Body, officer, security holder or partner of any member of the BIP Group for any Liabilities that may occur as a result of any acts or omissions by any member of the BAM Group pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from a BAM Group member’s bad faith, fraud, wilful misconduct, gross negligence, or in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

6.2                                                                               Maximum Liability

The parties acknowledge and agree that the maximum amount of the aggregate liability of any member of the BAM Group and any Affiliate, director, officer, employee, contractor, agent, advisor or other representative of any member of the BAM Group pursuant to this Agreement will be equal to the amounts previously paid in the two most recent calendar years by the Service Recipients pursuant to the Master Services Agreement.

6.3                                                                               Survival

The provisions of this Article 6 will survive the termination of this Agreement.

ARTICLE 7
GENERAL PROVISIONS

7.1                                                                               Limited Liability of Limited Partners of the BIP Partnership and Infrastructure Partnership

The parties acknowledge that each of the BIP Partnership and Infrastructure Partnership is a limited partnership formed under the laws of Bermuda, a limited partner of which is liable for any liabilities or losses of the relevant partnership only to the extent of the amount that such limited partner has contributed, or agreed to contribute, to the capital of the relevant partnership and such limited partner’s pro rata share of any undistributed income.

7.2                                                                               Assignment

7.2.1                               None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

7.2.2                               Any purported assignment of this Agreement in violation of this Article 7 shall be null and void.

7.3                                                                               Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.4                                                                               Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided.  Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the 4th Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address will also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

7.4.1                               if to BAM:

Brookfield Asset Management Inc.
Suite 300, Brookfield Place
181 Bay Street, Box 762,
Toronto, Ontario
M5J 2T3

Attention:                           Vice President, Legal Affairs

Telecopier number: 416 365 9642

7.4.2                               if to the Canadian Service Provider:

Brookfield Infrastructure Group L.P.

Suite 300, Brookfield Place
181 Bay Street, Box 762,
Toronto, Ontario
M5J 2T3

Attention:                           Chief Executive Officer

Telecopier number: 416-365-9642

7.4.3                               if to the US Service Provider:

Brookfield Infrastructure Group Corporation
Three World Financial Centre
200 Vesey Street, 11th Floor
New York, NY
10281-1021

Attention:                           President

Telecopier number: 212-417-7196

7.4.4                               if to the International Service Provider

Brookfield Asset Management (Barbados) Inc.
Cedar Court, 2nd Floor
Wildey Business Park
St. Michael, Barbados

Attention:                           Secretary

Telecopier number: 246-436-6960

7.4.5                               if to the UK Service Provider:

Brookfield Infrastructure Global Advisor Limited

23 Hanover Square
London, England
W1S 1JB

Attention:                    Secretary
Telecopier number: +44 (0) 20 7659 3501

7.4.6                               if to the Australian Service Provider:

Brookfield Infrastructure Group (Australia) Pty Limited

Level 22, 135 King Street

Sydney, New South Wales

2000

Australia

Attention:                 Secretary

Telecopier number:  61 2 9322 2001

7.4.7                               if to the BIP Partnership:

Brookfield Infrastructure Partners Limited
73 Front Street
Hamilton HM 12
Bermuda

Attention:                 Secretary

Telecopier number: 441-298-3304

7.4.8                               if to the Infrastructure Partnership:

Brookfield Infrastructure L.P.
73 Front Street
Hamilton HM 12
Bermuda

Attention:                    Secretary

Telecopier number: 441-298-3304

7.4.9                               if to CanHoldco:

Brookfield Infrastructure Holdings (Canada) Inc.
Suite 300, Brookfield Place
181 Bay Street, Box 762,
Toronto, Ontario
M5J 2T3

Attention:                    Secretary

Telecopier number: 416-365-3642

7.4.10                        if to US Holdco:

Brookfield Infrastructure US Holdings I Corporation
Three World Financial Centre

200 Vesey Street, 15th Floor

New York, NY 10281
USA

Attention:                    Secretary

Telecopier number: 212-417-7196

7.4.11                        if to BIP Bermuda I:

BIP Bermuda Holdings I Limited
73 Front Street
Hamilton HM 12
Bermuda

Attention:                    Secretary

Telecopier number: 441-298-3304

7.4.12                        if to BIP Bermuda V:

BIP Bermuda Holdings V Limited
73 Front Street
Hamilton HM 12
Bermuda

Attention:                    Secretary

Telecopier number: 441-298-3304

7.5                                                                               Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.6                                                                               Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

7.7                                                                               Other Holding Entities

The parties acknowledge that any Holding Entity that is not a party to this Agreement will execute a counterpart of this Agreement agreeing to be bound by the terms of this Agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Vice-President, Legal Affairs

BROOKFIELD INFRASTRUCTURE GROUP L.P., by its general partner, BROOKFIELD INFRASTRUCTURE GROUP G.P. INC.

By:	/s/ James Rickert
Name: James Rickert
Title: Vice-President and Secretary

BROOKFIELD INFRASTRUCTURE GROUP CORPORATION

By:	/s/ Brett Fox
Name: Brett Fox
Title: Vice-President

BROOKFIELD ASSET MANAGEMENT (BARBADOS) INC.

By:	/s/ Gregory McConnie
Name: Gregory McConnie
Title: Director

BROOKFIELD GLOBAL INFRASTRUCTURE ADVISOR LIMITED

By:	/s/ James Tuckey
Name: James Tuckey
Title: Director

BROOKFIELD INFRASTRUCTURE GROUP (AUSTRALIA) PTY LIMITED

By:	/s/ Jonathon Sellar
Name: Jonathon Sellar
Title: Director

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD INFRASTRUCTURE L.P., by its managing general partner, BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

By:	/s/ James Rickert
Name: James Rickert
Title: Vice-President and Secretary

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

By:	/s/ Brett Fox
Name: Brett Fox
Title: Vice-President

BIP BERMUDA HOLDINGS I LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BIP BERMUDA HOLDINGS V LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary